Exhibit 99.1

Company Contact:	Investor Relations Contact:
Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES THIRD QUARTER 2009 RESULTS

– Total Revenues of $66.1 Million Grew 4% versus Prior Year Quarter –

San Jose, Calif., Oct. 29, 2009 – Tessera Technologies, Inc. (Nasdaq: TSRA) announced its results for the third quarter ended Sept. 30, 2009.

Revenue Highlights: Third Quarter 2009

•	Total revenues were $66.1 million.

•	Micro-electronics revenue was $59.1 million.

•	Imaging & Optics revenue was $7.0 million.

Third quarter 2009 Micro-electronics revenue was comprised entirely of Royalties and License Fees. Imaging & Optics revenue was comprised of $3.7 million in Royalties and License Fees, and $3.3 million in Products and Services.

Generally accepted accounting principles (GAAP) net income for the third quarter of 2009 was $12.1 million, or $0.24 per diluted share, which included non-cash charges of $6.9 million for stock-based compensation and $3.0 million for amortization of acquired intangibles.

Non-GAAP net income for the third quarter of 2009 was $19.2 million or $0.37 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, and related tax effects.

“Better than anticipated results from our Micro-electronics customers drove our third quarter 2009 revenue to $66.1 million,” said Henry R. Nothhaft, president and chief executive officer, Tessera. “Roughly 60% of DRAM sold today is in the DDR2 format. DDR3, also packaged in our patented chip-scale packaging technology, is expected to become the primary DRAM format by mid-2010. Due to improvements in speed and performance, it is anticipated DDR3 will remain the primary format through at least 2013. Tessera is well positioned to benefit from this transition and the long-term growth of the DRAM market, which we expect will drive growth in our Micro-electronics business. With respect to our Imaging & Optics business, we signed three new Imaging & Optics licensing agreements in the third quarter, for technologies ranging from our Wafer-level Packaging to Optical and Embedded Image Enhancement, and expect them to further drive our Imaging & Optics royalty revenue growth in 2010. We continue to expand our research and development resources that are focused on Wafer-level Camera and Silent Air Cooling.”

Revenue Highlights: Nine-month Period Ended Sept. 30, 2009

•	Total revenue was $243.0 million.

•	Micro-electronics revenue was $221.3 million.

•	Imaging & Optics revenue was $21.7 million.

Micro-electronics revenue for the nine-month period ended Sept. 30, 2009 was comprised of $221.2 million in Royalties and License Fees, and $48,000 in Products and Services. Imaging & Optics revenue for the nine-month period ended Sept. 30, 2009 was comprised of $13.3 million in Royalties and License Fees, and $8.4 million in Products and Services.

GAAP net income for the nine-month period was $63.4 million, or $1.30 per diluted share. Non-GAAP net income for the nine-month period was $85.5 million, or $1.71 per diluted share.

Fourth Quarter 2009 Financial Guidance

Fourth quarter 2009 total revenues are expected to range between $60.0 million and $62.0 million. This compares to fourth quarter 2008 total revenues of $69.1 million, which included a non-recurring option fee paid by Motorola, Inc.

Fourth quarter 2009 Micro-electronics revenue is expected to range between $53.0 million and $54.0 million, all of which will be royalty and license related. Tessera has two major DRAM customers with volume-based pricing incentives that will reduce the company’s revenue sequentially in the fourth quarter 2009. As a reminder, Tessera recognizes revenue one quarter in arrears.

As a comparison, in the fourth quarter of 2008, Micro-electronics royalty and license fees revenue was $58.9 million and included the non-recurring option fee paid by Motorola, Inc. Products and services revenue was $872,000 and past production payments were $170,000, for a total of $59.9 million for this segment.

Fourth quarter 2009 Imaging & Optics revenue, in total, is expected to be between $7.0 million and $8.0 million. Imaging & Optics royalty and license fees revenue is expected to range from $3.0 million to $4.0 million. Imaging & Optics products and services revenue is expected to be $4.0 million. This compares to Imaging & Optics royalty and license fees revenue of $3.6 million and products and services revenue of $5.6 million in the fourth quarter of 2008, which totaled $9.2 million for this segment. The products and services revenue is down year-over-year primarily due to the slowdown in the semiconductor equipment market.

Non-GAAP operating expenses for the fourth quarter of 2009 are projected to range between $30.0 million and $31.0 million, excluding litigation expenses.

Conference Call Information

Tessera will hold its third quarter 2009 earnings conference call at 1:30 P.M. Pacific (4:30 P.M. Eastern) today. To access the call in the U.S., please dial 866-531-1286, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. Enter access code 34561594.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the company’s financial results, industry and technology trends, and the company’s IP protection efforts, including litigation. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, include more information about factors that could affect the company’s financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera’s website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc. invests in, licenses and delivers innovative miniaturization technologies for next-generation electronic devices. The company’s micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera’s imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, and related tax effects. The non-GAAP financial measures also exclude the effects of FAS 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this report provide investors with important perspectives into the company’s ongoing business performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to Tessera’s reported GAAP net income.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Royalty and license fees	$62,743	$57,587	$234,470	$157,771
Product and service revenues	3,380	5,914	8,500	21,395

Total revenues	66,123	63,501	242,970	179,166

Operating expenses:
Cost of revenues	3,941	4,074	11,941	12,801
Research, development and other related costs	16,780	15,898	50,259	44,945
Selling, general and administrative	19,455	17,866	54,233	50,775
Litigation expense	6,066	29,217	20,229	66,567

Total operating expenses	46,242	67,055	136,662	175,088

Operating income (loss)	19,881	(3,554)	106,308	4,078
Other income and expense, net	590	(1,033)	4,448	3,280

Income (loss) before taxes	20,471	(4,587)	110,756	7,358
Provision for income taxes	8,337	770	47,317	10,405

Net income (loss)	$12,134	$(5,357)	$63,439	$(3,047)

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$0.25	$(0.11)	$1.31	$(0.06)

Net income (loss) per share - diluted	$0.24	$(0.11)	$1.30	$(0.06)

Weighted average number of shares used in per share calculations - basic	49,201	47,904	48,598	47,951

Weighted average number of shares used in per share calculations - diluted	49,862	47,904	48,981	47,951

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$160,412	$87,890
Short-term investments	217,946	188,610
Accounts receivable, net	13,651	14,724
Inventories	1,341	1,534
Deferred tax assets	2,836	2,409
Other current assets	5,131	8,220

Total current assets	401,317	303,387

Property and equipment, net	42,429	36,984
Intangible assets, net	75,214	71,312
Goodwill	45,150	40,444
Deferred tax assets	19,227	19,756
Long-term investments	18,714	22,134
Other assets	4,017	7,572

Total assets	$606,068	$501,589

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,523	$2,924
Accrued legal fees	6,526	13,945
Accrued liabilities	18,416	17,747
Deferred revenue	6,639	6,085
Income tax payable	12	1,385

Total current liabilities	35,116	42,086

Deferred tax liabilities	8,991	8,991
Other long-term liabilities	4,208	3,608

Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	394,229	347,568
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive loss	(29)	(777)
Retained earnings	174,008	110,569

Total stockholders’ equity	557,753	446,904

Total liabilities and stockholders’ equity	$606,068	$501,589

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP net income (loss)	$12,134	$(5,357)	$63,439	$(3,047)
Adjustments to GAAP net income (loss):
Stock-based compensation - cost of revenues	199	92	450	345
Stock-based compensation - research, development and other related costs	2,379	2,457	8,489	5,571
Stock-based compensation - selling, general and administrative	4,312	4,046	11,498	10,966
Amortization of acquired intangibles - cost of revenues	1,705	766	5,115	2,126
Amortization of acquired intangibles - research, development and other related costs	642	1,677	2,021	4,777
Amortization of acquired intangibles - selling, general and administrative	685	459	1,673	1,249
Tax adjustments for non-GAAP items	(2,896)	(1,803)	(7,218)	(4,300)
Adjustment for acquired in-process research & development charge	—	—	—	2,500

Non-GAAP net income	$19,160	$2,337	$85,467	$20,187

Non-GAAP net income per common share - diluted	$0.37	$0.05	$1.71	$0.41

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R - diluted	51,326	49,154	49,889	49,277

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Micro-Electronics
Royalty and license fees	$59,060	$56,035	$221,199	$150,858
Product and service revenues	3	554	48	3,775

Total Micro-Electronics revenues	59,063	56,589	221,247	154,633

Imaging and Optics
Royalty and license fees	3,684	1,552	13,271	6,913
Product and service revenues	3,376	5,360	8,452	17,620

Total Imaging and Optics revenues	7,060	6,912	21,723	24,533

Total revenues	$66,123	$63,501	$242,970	$179,166